Exhibit 1.01

NOVANTA INC.

Conflict Minerals Report

For the Period January 1 to December 31, 2016

Introduction

This report has been prepared by Novanta Inc. (“Novanta”, the “Company”, “we”,  “our”) for the period from January 1, 2016 to December 31, 2016 (the “Reporting Period”) in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, which was adopted by the Securities and Exchange Commission (the “SEC”) to implement the reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

The term “conflict minerals” is defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are currently limited to tin, tantalum, tungsten, and gold (“the 3TGs”) for the purposes of this assessment. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain 3TGs which are necessary to the functionality or production of their products.

The Company conducted an analysis of its products and found that 3TGs are present in many of the electronic parts and components included in the Company’s products. Therefore, the Company is subject to the reporting obligations of Rule 13p-1.

The Company’s supply chain is complex.  The Company uses a wide variety of raw materials, key components and parts that are purchased from both domestic and international suppliers.  The Company also uses contract manufacturers to make certain key components used in the production of the Company’s finished products. As the Company’s manufacturing process consists mostly of final assembly of components and parts that are purchased from suppliers, there are typically several tiers of companies between Novanta and the mines, smelters or refiners of conflict minerals.  The Company does not directly source 3TG minerals as raw materials.  Therefore, it is difficult to identify the origin of conflict minerals that are present in the Company’s products.

Due to the size and complexity of the Company’s supply chain, Novanta has to rely on its suppliers to provide information on the origin of the conflict minerals contained in the components and materials supplied to Novanta, including sources of conflict minerals present in the materials and components supplied to Novanta’s suppliers themselves.

Company Overview and Products Covered by This Report

Novanta is a leading global supplier of core technology solutions that give healthcare and advanced industrial OEMs a competitive advantage. We combine deep proprietary technology expertise at the intersection of photonics and motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers’ demanding applications. We deliver highly engineered photonics, vision and precision motion solutions to customers around the world.

The Company is organized into three reportable segments: Phontonics, Vision and Precision Motion. The Photonics segment designs, manufactures and markets photonics-based solutions, including CO2 laser sources, galvanometer and polygon-based optical scanning components and scan heads. The Vision segment designs, manufactures and markets a wide range of medical grade technologies, including high definition visualization solutions, imaging informatics products, wireless video signal transmission devices, embedded capacitive and resistive touch panel technology, camera-based machine vision products and solutions, RFID technologies, embedded and handheld data collection products for barcode scanning, rugged thermal chart recorders, and light and color measurement devices. The Precision Motion segment designs, manufactures and markets optical encoders, precision motor and motion control products, air bearing spindles and precision machined components. The vast majority of the Company’s product offerings are sold to OEM customers.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG minerals necessary to the functionality or production of its products.  Our RCOI was reasonably designed to determine whether such conflict minerals originated in the Democratic Republic of the Congo, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, or Zambia (collectively, the “Covered Countries”) or came from scrap or recycled sources. The Company began the scoping process by compiling a list of all suppliers that provide us with products that may contain any 3TGs. Once this list was populated, we provided the list and the applicable contacts for the suppliers to our third-party service provider (the “Service Provider”). This list was then uploaded to our service provider’s software platform that allows us to store and manage supplier requests, documentation, and data.

Our scoping process was then further refined by removing service providers, indirect materials suppliers, and suppliers who are now inactive. This ensures that all suppliers surveyed actually provided items to Novanta that were used in final products in 2016. Using this process, we were able to remove approximately 11% of suppliers from scope for the 2016 reporting period.

Our Service Provider then conducted the supplier survey portion of the RCOI on our behalf. Utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 4.20, developed by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative, the suppliers were surveyed on their sourcing of the 3TGs that we identified in our products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide materials to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey process, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in the software platform of the Service Provider. Non-responsive suppliers were contacted a minimum of three times and then were also contacted by our Service Provider’s Supply Chain Team in one-on-one communications. This included at least two follow-ups in order to encourage their response via CMRTs. Members of Novanta supply chain teams contacted the remaining non-responsive suppliers via email and telephone follow-ups. To ensure that our suppliers understand our expectations regarding the sourcing of 3TGs, we and our Service Provider have offered training to suppliers through webinars, videos, documentation, and one-on-one discussions.

The RCOI also included automated data validation on all submitted CMRTs through our Service Provider. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms are accepted and classified as valid or invalid. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our Service Provider’s system for future reporting and transparency. As of May 5, 2017, approximately 5% of our surveyed suppliers had yet to correct their invalid submissions.

Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we proceeded to conduct due diligence on our supplier base.

Design of Due Diligence

The Company’s due diligence process and efforts have been developed in accordance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-risk Area (second edition) and the related supplements for gold and for tin, tantalum and tungsten (collectively referred to as the “OECD Guidance”).  The Company designed its due diligence process and measures to conform in all material respects with the OECD framework.

Due Diligence Performed

1.	Maintain Strong Company Management System

1.1.	Internal Team

The Company’s conflict minerals compliance program is sponsored by the Chief Executive Officer and is executed by a global task force that comprises of the Global Sourcing Leader, the Corporate Controller and Chief Accounting Officer, and a project leader for each of the product lines.  The product line project leader is typically the director of operations or manager of the procurement function and is supported by procurement and engineering professionals knowledgeable about the products and materials contained in those products.

The Company developed Conflict Minerals Process procedures that are required to be followed to perform the RCOI by all businesses globally. Supply chain leaders are responsible for ensuring compliance with Conflict Minerals Process procedures at the local business level.

1.2.	Control Systems

The Company developed a global Conflict Minerals policy and Supplier Code of Conduct that are communicated widely both internally and externally and are posted on the Company’s external website. The Company clearly states its commitment to comply with laws and regulations surrounding conflict minerals.

The Company requires all of its suppliers to use materials that have been sourced in a legally responsible manner and to confirm that they have not, and will not, procure conflict minerals from mines that are not DRC conflict free. These expectations are stated in our Conflict Minerals Policy and Supplier Code of Conduct, which can be accessed at this direct link: www.novanta.com/about-us/corporate-citizenship/.

1.3.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 4.20 and our Service Provider’s software reporting tool for collecting conflict minerals declarations from our suppliers.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to the conflict minerals program. This includes obtaining information to support the chain of custody of the 3TGs identified in our products. We included Conflict Minerals terms and conditions on our purchase orders for raw materials and components used in our production process.

1.4.	Grievance Mechanism

The Company maintains an Ethics Hotline, a 24x7 confidential messaging system and an anonymous electronic mailbox managed by a third-party service provider, which provides means for employees, customers and suppliers to report deviations from the Company’s Code of Ethics and Business Conduct.

1.5.	Document Retention

As part of the Conflict Minerals Process procedures, the Company established documentation and record maintenance mechanism to ensure that relevant documentation is retained in a structured electronic database maintained by our Service Provider.

2.	Identify and Assess Risks in the Supply Chain

We have relied on supplier responses for information about the source of conflict minerals contained in the parts and components that they supplied to us. Similarly, our direct suppliers also relied on information provided by their suppliers. This chain of information created a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on three scoring criteria:

•	Geographic proximity to the DRC and covered countries;
•	Conflict-Free Smelter Program (CFSP) audit status; and
•	Known or plausible evidence of unethical or conflict sourcing.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Many companies continue to be in the middle of the process and still have “unknown” as some of the answers in their CMRT. The criteria used to evaluate the strength of the program are:

•	Does the supplier have a policy in place that includes DRC conflict-free sourcing?
•	Has the supplier implemented due diligence measures for conflict-free sourcing?
•	Does the supplier verify due diligence information received from its suppliers?
•	Does the supplier’s verification process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program

3.	Design and Implement a Strategy to Respond to Identified Risks

We have developed a risk management plan to ensure that all identified risks are responded to. This includes communicating any identified risks to upper management, escalating suppliers who do not meet our expectations, and increased supplier education.

If the Company discovers through its RCOI efforts that any conflict minerals directly or indirectly benefit the armed groups in the Covered Countries, the Company will take steps to work with its suppliers to stop using such conflict minerals and, if not possible, stop purchasing such raw materials or components from the supplier in question.

4.	Carry Out Independent Third-Party Audit

We do not have any direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain. We rely on industry efforts, such as the CFSI, to influence smelters and refiners to become certified as part of CFSI’s Conflict Free Smelter Program.

5.	Report Annually on Supply Chain Due Diligence

This Report, which constitutes our annual report on our due diligence efforts, is available on our website at www.novanta.com/about-us/corporate-citizenship/ and is filed with the SEC.

Results of Due Diligence

As of May 5, 2017, the Company had surveyed 1,020 suppliers that are considered in scope and received responses from approximately 80% of such suppliers. The suppliers that provided us with a CMRT were also asked to submit smelters or refiners (“SOR”) information.

Of the suppliers surveyed, many completed the CMRT at the company, business unit or entity level and are unable to represent that 3TGs from the processing facilities they listed had actually been used in the components that they supplied to us.  The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses included the names and locations of smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our Service Provider followed up on these invalid responses, urging the suppliers to resubmit the CMRT and include smelter or refiner information. There are still suppliers that are unable to provide smelters and refiner information.

For all responses that indicated a smelter or a refiner, our Service Provider compared the facilities reported on the CMRTs to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” our Service Provider confirmed that the name was listed by CFSI as a certified smelter.

Appendix A lists the smelters and refiners that our suppliers have reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate. Appendix B also includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by our suppliers and CFSI.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 246 smelters that are deemed CFSP Compliant, namely, they are compliant with the Conflict Free Smelter Program assessment protocols. There are 13 more smelters or refiners that are deemed CFSP Active, which means that these facilities have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.

Additional Steps to Be Taken to Mitigate Risks

The Company will continue to work with those suppliers who have not responded, responded with invalid smelters and refiners information, or responded as “DRC Conflict Undeterminable” to identify the source of such minerals using available tools, such as the CMRT and the related Smelter Reference list that is publicly available.  Should a supplier conclude, and report to us, that they have conflict minerals sourced from the Covered Countries and benefited armed groups, the Company will require such suppliers to implement measures to become DRC conflict free and find alternative suppliers to the extent alternative DRC conflict free sources of supply are available.

Safe Harbor and Forward-Looking Statements

Certain statements in this Conflict Minerals Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Conflict Minerals Report that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “will,”“expects,” “intends,” “plans,” “believes,” “anticipates,” and other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding expectation or intention relating to our compliance efforts and expected actions.  These statements are neither promises nor guarantees, but involve risks and uncertainties that may cause future expectations or actions to be different. Undue reliance should not be placed on these statements, which are only effective as of the date of this report. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Appendix A

The following is a list of identified smelters or refiners for the 2016 reporting period:

Metal	Standard Smelter Name	Smelter or Refiner Country

Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Appendix B

The list below sets out possible countries of origin of 3TGs used in the manufacture of our products containing 3TGs for the 2016 reporting year.  The list is based on publicly available information, our reasonable country of origin inquiries, and other due diligence efforts. However, for the reasons described in the CMR, these possible countries of origin cannot be linked to our products with reasonable certainty.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.

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